UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013 (December 13, 2013)

U.S. PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K dated December 13, 2013 (“Original Form 8-K”) filed by U. S. Physical Therapy, Inc. (the “Company”) on December 18, 2013 disclosing the Company entered into a Reorganization and Purchase Agreement (the “Purchase Agreement”) with ARC Rehabilitation Services, LLC, Athletic & Rehabilitation Center, LLC, Matthew J. Condon, Kevin O’Rourke (collectively referred to as “Sellers”) (hereafter referred to as “ARC Acquisition”). This Form 8-K/A amends Item 9.01 of the Original Form 8-K to provide financial statements and pro forma financial statements related to the ARC Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

1) Audited Financial Statements of ARC Investment Services, LLC for the year ended December 31, 2012, attached as Exhibit 99.1 to the Current Report on Form 8-K/A.

(b)	Pro Forma Financial Information.

1) Unaudited Combined Condensed Pro Forma Balance Sheets as of September 30, 2013 and December 31, 2012, attached as Exhibit 99.2 to the Current Report on Form 8-K/A.

2) Unaudited Combined Condensed Pro Forma Statements of Net Income for the nine months ended September 30, 2013 and the year ended December 31, 2012, attached as Exhibit 99.2 to the Current Report on Form 8-K/A.

(d)	Exhibits.

Exhibit No.	Description

99.1 *	Audited Financial Statements of ARC Investment Services, LLC for the year ended December 31, 2012.

99.2 *	Unaudited Combined Condensed Pro Forma Balance Sheets as of September 30, 2013 and December 31, 2012 and Unaudited Combined Condensed Pro Forma Statements of Net Income for the nine months ended September 30, 2013 and the year ended December 31, 2012.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: February 12, 2014	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

99.1 *	Audited Financial Statements of ARC Investment Services, LLC for the year ended December 31, 2012.

99.2 *	Unaudited Combined Condensed Pro Forma Balance Sheets as of September 30, 2013 and December 31, 2012 and Unaudited Combined Condensed Pro Forma Statements of Net Income for the nine months ended September 30, 2013 and the year ended December 31, 2012.

*	Filed herewith.